Exhibit 99.1

JoS. A. Bank Clothiers Announces the Opening of Its 500th Store

HAMPSTEAD, Md.--(BUSINESS WIRE)--November 3, 2010--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: JOSB), announces the opening of its 500th store. The 500th store will open this Friday, November 5, 2010, in the Franklin Tower at 14th and I Streets in the East End of Washington, D.C.

The Company has opened over 200 stores in the past five years and it expects to open another 100 to 175 stores in the future as part of its long-term plan to grow the chain to approximately 600 full-line stores and 50 to 75 factory stores in the United States, depending on the performance of the Company over the next several years and the development of the factory store concept. To date, JoS. A. Bank has opened 30 stores (25 full-line, 4 factory and 1 franchise) in fiscal year 2010 and expects to open approximately 36 stores for the entire year.

“We are pleased that the Company has been able to continue to grow the business through store openings,” stated R. Neal Black, CEO of JoS. A. Bank Clothiers, Inc. “Achieving the 500 store level represents a significant milestone for the Company. Over the past 5 years, in addition to opening 200 new stores, the Company has increased net income every year, eliminated all of its debt, accumulated a cash and short-term investment position of approximately $190 million and created approximately 2,000 jobs in the United States,” continued Mr. Black.

In addition to the 500th store in Washington, D.C., the following are among the 30 stores the Company has opened during fiscal year 2010.

- Northwestern Station, Chicago, Illinois (Ogilvie Transportation Center)

- Chevy Chase, Maryland (Lake East Shopping Center)

- Wayne, New Jersey (Willowbrook Mall)

- Ft. Worth, Texas (Alliance Town Center)

- Bellingham, Massachusetts (Charles River Center)

- Gainesville, Virginia (Virginia Gateway)

- Upper Arlington, Ohio (Arlington Commons)

- Birmingham, Alabama (The Summit Birmingham)

- Century City, California (Westfield Century City)

- Mashpee (Cape Cod), Massachusetts (Mashpee Commons)

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation’s leading designers, manufacturers and retailers of men’s classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 500 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol “JOSB.”

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity, financial condition and operations. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 30, 2010 and the Company's subsequent Quarterly Reports filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715

or Investor Relations Information Request Website
(http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq), or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com